                    SCHEDULE 14A INFORMATION
                         (RULE 14A-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c)
      or Subsection 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   KENTUCKY FIRST BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than
Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which
         transaction applies:
________________________________________________________________

     2.  Aggregate number of securities to which transaction
         applies:
________________________________________________________________

     3.  Per unit price or other underlying value of
         transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is
         calculated and state how it was determined):
________________________________________________________________

     4.  Proposed maximum aggregate value of transaction:
________________________________________________________________

     5.  Total fee paid:
________________________________________________________________

[  ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount previously paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement no.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

         [LETTERHEAD OF KENTUCKY FIRST BANCORP, INC.]











                  September 22, 1999






Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Kentucky First Bancorp, Inc. to be held at the main office of First Federal Savings Bank, 306 North Main Street, Cynthiana, Kentucky on Wednesday, October 27, 1999 at 4:30 p.m., local time. Your Board of Directors and Management look forward to personally greeting those stockholders able to attend.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Grant Thornton, LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, thank you for your interest and support.

                              Sincerely,

                              /s/ Betty J. Long

                              Betty J. Long
                              President

_________________________________________________________________
             KENTUCKY FIRST BANCORP, INC.
                 306 NORTH MAIN STREET
            CYNTHIANA, KENTUCKY 41031-1210
                   (606) 234-1440

_________________________________________________________________
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON OCTOBER 27, 1999
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Meeting") of Kentucky First Bancorp, Inc. (the
"Company"), will be held at the main office of First Federal
Savings Bank, 306 North Main Street, Cynthiana, Kentucky at 4:30 p.m. on Wednesday, October 27, 1999.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     Meeting is for the purpose of considering and acting upon:

         1.   The election of two directors of the Company; and

         2. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 7, 1999, are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.


                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ Kevin R. Tolle

                       KEVIN R. TOLLE
                       SECRETARY

Cynthiana, Kentucky
September 22, 1999

_________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.
_________________________________________________________________

                    PROXY STATEMENT
                          OF
             KENTUCKY FIRST BANCORP, INC.
                 306 NORTH MAIN STREET
            CYNTHIANA, KENTUCKY  41031-1210

            ANNUAL MEETING OF STOCKHOLDERS
                   OCTOBER 27, 1999

_________________________________________________________________
                        GENERAL
_________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky First Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of First Federal Savings Bank, 306 North Main Street, Cynthiana, Kentucky on Wednesday, October 27, 1999, at 4:30 p.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about September 22, 1999.

_________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
_________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company, at the address shown above, by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW IN THIS PROXY STATEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. Proxies marked as abstentions, and shares held in street name which have been designated by brokers on proxies as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.

_________________________________________________________________
    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
_________________________________________________________________

     The securities entitled to notice of and to vote at the Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on September 7, 1999 (the "Record Date"), are entitled to one vote for each share of Common Stock then held.
As of the Record Date, there were 1,167,367 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Meeting.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 with the Company and the Securities and Exchange Commission ("SEC"). Based on such reports (and certain other written information received by the Company), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock and the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

                                          AMOUNT AND      PERCENT OF
                                          NATURE OF       SHARES OF
NAME AND ADDRESS                          BENEFICIAL      COMMON STOCK
OF BENEFICIAL OWNER                       OWNERSHIP(1)    OUTSTANDING(2)
--------------------                     ------------     -------------
John Hancock Advisers, Inc.                60,000            5.14%
101 Huntington Avenue
Boston, Massachusetts 02199

Paul Lynch                                 60,189            5.16%
11 Victoria Drive
New Castle, Pennsylvania 16105

Kentucky First Bancorp, Inc.              105,270 (3)        9.02%
Employee Stock Ownership Plan
306 North Main Street
Cynthiana, Kentucky  41031-1210

All Executive Officers and Directors      193,582 (4)       16.58%
 as a Group (10 persons)

___________
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The trustees of the Kentucky First Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"), currently Directors Wilson, Morris and Rees, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received generally are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors. As of the Record Date, 39,335 shares had been allocated.
(4) Includes 16,280 shares which have been allocated to the accounts of executive officers in the ESOP and 63,339 shares which may be purchased pursuant to options exercisable within 60 days of the Record Date. Does not include 65,935 unallocated shares held by the ESOP.

_________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
_________________________________________________________________

     The Company's Board of Directors is composed of eight members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated William D. Morris and Russell M. Brooks, each of whom is currently a member of the Board, to serve as a director for a three-year period.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Under the Company's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

     Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

     The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of the Company's wholly owned subsidiary, First Federal Savings Bank (the "Bank" or "First Federal"), the expiration of his or her term as a director, and the number and percentage of shares of the Common Stock beneficially owned. With the exception of Russell M. Brooks, all of the individuals were initially appointed as director of the Company in 1995 in connection with the Company's incorporation.

                                                           SHARES OF
                               YEAR FIRST                 COMMON STOCK
                               ELECTED AS     CURRENT     BENEFICIALLY
                    AGE AT     DIRECTOR OF     TERM       OWNED AT THE     PERCENT
     NAME         RECORD DATE  THE BANK      TO EXPIRE    RECORD DATE(1)  OF CLASS(2)
     ----         -----------  ----------    ---------    --------------  -----------
              BOARD NOMINEES FOR TERMS TO EXPIRE IN 2002

William D. Morris    75           1963         1999         21,235 (3)     1.82%
Russell M. Brooks    48           1999         1999          3,700 (4)     0.32%

                    DIRECTORS CONTINUING IN OFFICE

Luther O. Beckett    75           1968         2000         15,370 (5)     1.32%
Diane Ritchie        50           1987         2000          6,316 (6)     0.54%
John Swinford        67           1968         2000         18,870 (7)     1.62%
Betty J. Long        52           1995         2001         47,126 (8)     4.04%
Milton G. Rees       68           1968         2001         20,160 (9)     1.73%
Wilbur H. Wilson     60           1980         2001         26,283 (10)    2.25%

___________
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of the Record Date. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Does not include shares with respect to which Directors Wilson, Morris and Rees have "voting power" by virtue of their positions as trustees of the trust holding 105,270 shares under the Company's ESOP. The ESOP trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the ESOP trustees in proportion to the participant-directed voting of allocated shares.
(2) In calculating the percentage ownership of each named individual, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual has the right to acquire within 60 days of the Record Date.
(3) Includes 1,000 shares held by spouse and 3,470 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date. Includes 3,700 shares held in an IRA account. Includes 1,205 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(6) Includes 5,211 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(7) Includes 1,735 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.

                                3

(8) Includes 8,300 shares held for the benefit of Ms. Long by the 401(k) Plan, 1,669 shares held in an IRA account, 7,569 shares allocated to her ESOP account and 26,034 shares which she has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(9) Includes 580 shares held by spouse and 1,735 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.
(10) Includes 15,000 shares held by spouse and 5,205 shares which may be acquired pursuant to options exercisable within 60 days of the Record Date.

     The principal occupation of each director of the Company for the last five years is set forth below.

     WILLIAM D. MORRIS has been retired since 1988 from his position as a certified public accountant and a partner in the firm of Morris, Ingram & Brunker in Cynthiana Kentucky. Mr. Morris served as President of the Bank from January 1, 1987 until December 31, 1993 and has served as Chairman of the Board since that date. Mr. Morris also serves on the Board of Directors of the Industrial Foundation and the Cynthiana Library Board. He is a former Board member of the Cynthiana-Harrison County Community Service Center and the Society for Retarded Citizens.

     RUSSELL M. BROOKS is Executive Vice President of the Company and the Bank. Mr. Brooks assumed the positions in June, 1998. Prior to joining the Company, he served as Vice President of Kentucky Bank, Paris, Kentucky from 1996 to 1998 and served as Chief Executive Officer of Jessamine First Federal Savings and Loan, Nicholasville, Kentucky from 1989 until its acquisition by Kentucky Bank in 1996. From 1984 to 1989, Mr. Brooks served as Chief Executive Officer of Harlan Federal Savings and Loan.

     LUTHER O. BECKETT retired from his position as Executive
Vice President and Secretary of the Bank in June 1992, a position he had held since 1967. Mr. Beckett currently serves as Vice Chairman of the Board of Directors. Mr. Beckett resides at Route 1, Berry, Kentucky.

     DIANE E. RITCHIE is purchasing manager for Paris Machining in Paris, Kentucky. She served as Vice President, Branch Manager and Marketing Officer of the Bank from March 1996 to June 1998. Prior to becoming an officer of the Bank, she was a buyer for Grede Foundries, a foundry based in Cynthiana, Kentucky for 24 years.

     JOHN SWINFORD is an attorney with the law firm of Swinford
& Sims, P.S.C., based in Cynthiana, Kentucky.  He serves on the
Board of Trustees of the Cynthiana/Harrison County Library.

     BETTY J. LONG has served as President and Chief Executive Officer of the Bank since May 1994 and has been a member of the Board of Directors of the Bank since January 1995. Prior to assuming her current position, Ms. Long served as Vice President of the Bank from 1986 to 1994. She joined the Bank in 1965.

     MILTON G. REES retired in 1993. Prior to his retirement, Mr. Rees was the owner and manager of Harrison Motor Co. in Cynthiana, Kentucky.

     WILBUR H. WILSON is a retired physician in Cynthiana, Kentucky. Dr. Wilson is Past Chairman of the Board of the
Harrison County Health Department and Past Chairman of the Board of the Wedco District Health Department.

________________________________________________________________
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended June 30, 1999, the Board held 12 regular meetings. No director attended fewer than 75% of the total number of Board meetings held during the year ended June 30, 1999 and the total number of meetings held by committees on which such director served during such fiscal year.

     The Company's Nominating Committee consists of the Board of
Directors. The Board of Directors met 2 times in that capacity during fiscal year 1999.

     The Company's Audit Committee consists of three directors appointed annually by the Board of Directors. Directors Morris, Rees and Wilson comprise the Company's Audit Committee. The Audit Committee meets periodically during the year to examine and approve the audit report prepared by the independent auditors of the Company, to review the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls. The Committee also meets as needed with the Company's independent auditors to review the Company's accounting and financial reporting policies and practices. The Audit Committee met 4 times during the year ended June 30, 1999.

     The Company's Salary Committee consisted of Directors Wilson, Morris and Rees. The Company's Salary Committee meets on an as needed basis to review and designate compensation levels for officers of the Company and the Bank. This Committee met twice during fiscal year 1999.

________________________________________________________________
                EXECUTIVE COMPENSATION
________________________________________________________________

     Summary Compensation Table. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the Bank. No executive officer received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1999.

                                    ANNUAL COMPENSATION
                                    -------------------
    NAME AND             FISCAL                                  ALL OTHER
PRINCIPAL POSITION        YEAR      SALARY        BONUS        COMPENSATION
-------------------      ------     ------        -----        ------------
Ms. Betty J. Long         1999       $61,600       $ 2,600       $21,129 (2)
  President and Chief     1998        51,600        10,160        15,409
  Executive Officer (1)   1997        48,000         4,000        16,651

_____________
(1) As of June 30, 1999, Ms. Long held 5,555 shares of restricted Common Stock awarded under the Kentucky First Bancorp, Inc. Management Recognition Plan ("MRP"). Such shares had an aggregate value of $84,019.38 based on the closing price of the Common Stock on June 30, 1999 ($12.125 per share) plus a $3.00 per share return of capital distribution which is held by the MRP Trust for the benefit of the participants under the MRP. Such shares vest at the rate of 20% per year from the date of award, subject to accelerated vesting upon death or disability. Dividends are paid on such shares to the extent paid on the Common Stock generally.
(2) Consists of contributions by the Company to Ms. Long's account in the ESOP.

     Option Year-end Value Table. The following table sets forth information concerning the value of options held by the Chief Executive Officer at June 30, 1999. The number of shares underlying options and the exercise price were adjusted in fiscal year 1999 to reflect the Company's November 1996 return of capital distribution.


                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                    OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END (1)
                    ----------------------------    -----------------------------
                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                    -----------    -------------    -----------     -------------
Ms. Betty J. Long    26,034         17,359           $62,156          $41,445

_____________
(1) Based on the aggregate fair market value of the shares of Common Stock underlying the options at June 30, 1999, less the aggregate exercise price. For purposes of this calculation, the fair market value of the Common Stock is based upon the closing price of the Common Stock on June 30, 1999 of $12.125 per share. All options granted to Ms. Long were granted at an adjusted exercise price of $9.7375 per share.

     Supplemental Executive Retirement Agreement. In order to provide Ms. Betty J. Long with competitive retirement benefits, and thereby to encourage her continuing service as the President and Chief Executive Officer of the Bank, the Bank has entered into a supplemental executive retirement agreement (the "SERA") with Ms. Long effective January 1, 1995. Pursuant to the terms of the SERA, upon Ms. Long's termination of employment with the Bank, for any reasons other than "just cause" (as determined under Ms. Long's employment agreement), she will be entitled to receive annual payments from the Bank in an amount equal to the product of (i) her "Vested Percentage" and 60% of her "Average Annual Compensation," less (ii) her "Annual Offset Amount." Under the SERA, "Vested Percentage" means 6.67% per calendar year of Ms. Long's service with the Bank beginning January 1, 1995 (up to a maximum Vested Percentage of 100%), "Average Annual Compensation" means the average of Ms. Long's highest annual compensation for three of the five calendar years preceding her termination of employment, and "Annual Offset Amount" means the annual amount that would be payable to Ms. Long if her accounts under the Bank's tax-qualified retirement plans were paid to her in substantially equal payments over the number of years for which benefits are payable under the SERA, with such payments deemed to commence upon termination of Ms. Long's employment. Such annual payments shall be made for her life, with a 50% benefit payable to her surviving spouse, if any.

     In the event Ms. Long terminates employment due to disability as determined under her employment agreement, Ms. Long would receive annual payments for life in an amount per year equal to 60% of her Average Annual Compensation, less her Annual Offset Amount. In the event Ms. Long's spouse survives her, he shall be entitled to receive 50% of the amount Ms. Long would have received: (i) in the event benefit payments had commenced prior to her death, had she survived to collect the full benefits payable for her retirement or disability, or (ii) otherwise had she retired on the date of her death, with a Vested Percentage equal to 100%. Termination for just cause would result in her forfeiture of all retirement benefits under the SERA. In the event the Bank terminates Ms. Long's employment for other than "just cause" or in the event of termination of employment in connection with a change in control (as defined in the Option Plan), then Ms. Long's Vested Percentage shall be deemed to be 100% (unless she had terminated employment before the change in control), and the present value of the benefits payable to Ms. Long would be paid in one lump sum within 10 days of termination of employment or within 10 days following a change in control, if earlier.

     Employment Agreements. The Company and the Bank have each entered into a separate employment agreement (the "Employment Agreements"), with Ms. Betty J. Long, President and Chief Executive Officer of the Bank and of the Company. In such capacity, Ms. Long is responsible for overseeing all operations of the Bank and the Company, and for implementing the policies adopted by the Board of Directors. The Board of Directors believe that the Employment Agreements assure fair treatment of Ms. Long in relation to her career with the Company and the Bank.

     The Employment Agreements became effective on the date of completion of the Conversion and provide for a term of three years, with an annual base salary equal to her existing base salary rate in effect on the date of Conversion. On each anniversary date from the date of commencement of the Employment Agreements, the term of her employment under the Employment Agreements may be extended for an additional one-year period beyond the then effective expiration date, upon an affirmative determination by the Board of Directors that the performance of Ms. Long has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide for a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreement will terminate upon Ms. Long's death or disability, and is terminable by the Bank for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, Ms. Long will have no right to receive compensation or benefits. If the Company or the Bank terminates her without just cause, she will be entitled to a continuation of her salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period (but not in excess of applicable OTS limitations). If the Employment Agreements are terminated due to Ms. Long's "disability" (as defined in the Employment Agreements), she will be entitled to a continuation of her salary and benefits through the date of such termination, including any period prior to establishment of disability. In the event of Ms. Long's death during the term of the Employment Agreement, her estate will be entitled to receive his or her salary through the end of the month of her death. Ms. Long may voluntarily terminate her Employment Agreement by providing at least 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case she would be entitled to receive only her compensation, vested rights and benefits up to the date of termination.

     The Employment Agreements contain provisions stating that in the event of Ms. Long's involuntary termination of employment in connection with, or within 12 months after, any change in control of the Bank or the Company, other than for "just cause," Ms. Long will be paid within 10 days of such termination an amount equal to the difference between (i) the product of 2.99 times his or her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that she receives on account of the change in control. The Employment Agreements also provide for a similar lump sum payment to be made in the event of Ms. Long's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by her, including (i) the requirement that she perform her principal executive functions more than 30 miles from the Bank's current primary office, (ii) a reduction in her base compensation as then in effect, (iii) the failure of the Company or the Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment of duties and responsibilities which are other than those normally associated with her position with the Bank, (v) a material reduction in the Employee's authority and responsibility, (vi) the failure to elect or re-elect Ms. Long to the Company's or the Bank's Board of Directors; and (vii) a material reduction in her secretarial or other administrative support. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in Control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period (the "Continuing Directors") cease to constitute at least a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least a majority vote of the Continuing Directors then in office. The Employment Agreements with the Bank provide that within five business days before or after a change in control which was not approved in advance by a resolution of a majority of the Continuing Directors, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times Ms. Long's base amount, that will be used to pay amounts owed her upon termination, other than for just cause, within 12 months of the change in control. The amount to be paid to Ms. Long from this trust upon her termination is determined according to the procedures outlined in her Employment Agreement with the Bank, and any money not paid to her is returned to the Bank. The aggregate payments that would be made to Ms. Long assuming her termination of employment under the foregoing circumstances at June 30, 1999 would have been approximately $203,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that Ms. Long prevails over the

Company and the Bank in a legal dispute as to the Employment
Agreement, she will be reimbursed for her legal and other expenses.

________________________________________________________________
                DIRECTORS' COMPENSATION
________________________________________________________________

     The Company's directors receive fees of $200 per month.
The Bank's directors receive fees of $800 per monthly board meeting. The directors also receive $50 per special meeting and committee meeting attended (with the exception of the Chief Executive Officer and the Executive Vice President). The Chairman receives a fee of $300 per month for his service on the Company Board and receives a fee of $1,000 per monthly board meeting for his service as a director of the Bank.

     Pursuant to the Kentucky First Bancorp, Inc. Stock Option and Incentive Plan (the "Option Plan"), non-employee directors of the Company received automatic grants of stock options in fiscal year 1996. Each director who was not an employee on the effective date of the Option Plan received options to purchase 8,679 shares (adjusted for the November 1996 return of capital distribution) of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant ($9.7375 per share, adjusted for the November 1996 return of capital). All such options will expire on April 2, 2006. In addition, pursuant to the MRP, non-employee directors each received a plan share award of 2,777 shares of restricted Common Stock. Such shares vest at the rate of 20% per year from the effective date of the award (April 3, 1996).

     Director Retirement Plan. The Bank's Board of Directors has adopted a retirement plan for its non-employee directors (the "Directors' Plan"), effective January 1, 1995. A participant in the Directors' Plan will receive a one-time payment following termination of service on the Board in an amount equal to the product of his or her "Benefit Percentage," his or her "Vested Percentage," and $14,400. A participant's "Benefit Percentage" is based on his or her overall years of service on the Board of Directors of the Bank, and increases in increments of 33-1/3% from 0% for less than five years of service, to 33-1/3% for six to 12 years of service, to 66-2/3% for 13 to 19 years of service, and to 100% for 20 or more years of service. A participant's "Vested Percentage" equals 33-1/3% if the participant is serving on the Board on the date of the Conversion, increases to 66-2/3% if the participant completes one year of service following the Conversion, and becomes 100% if the participant completes a second year of service following the Conversion. However, in the event a participant terminates service on the Board due to "disability" or death, or in the event of a "change in control" (as such terms are defined in the Directors' Plan) while serving as a director, the participant's Vested Percentage becomes 100% regardless of his or her years of service. This provision may have the effect of deferring a hostile change in control by increasing the costs of acquiring control. If a participant dies, his or her surviving spouse, or if none, the participant's estate, will receive an amount equal to 100% of the benefit that would have been paid to the participant if the participant (i) had retired on the date of his or her death, and (ii) had a Vested Percentage equal to 100%. The Bank will pay all benefits under the Directors' Plan from its general assets.

     Deferred Compensation Program. The Bank has entered into separate deferred compensation agreements (the "Deferred Compensation Program") with Directors Rees, Ritchie, Swinford, and Wilson, pursuant to which they will receive certain benefits in lieu of cash compensation they otherwise would have received.

     In addition, as part of the Incentive Compensation Plan ("Incentive Compensation Plan"), directors may elect to defer the receipt of all or part of their compensation. Under the deferred compensation program, deferred amounts are credited to a bookkeeping account ("Deferral Account") in the participant's name, which is credited quarterly and according to the terms of the participant's deferred compensation agreement. The Deferral Account is adjusted at the end of each calendar year to credit the participant's Deferral Account with the appreciation or depreciation that would have occurred if the deferred amounts had been invested based upon the participant's choice between
(i) 3% times the Multiplier, (as defined under the First Federal Savings Bank Incentive Compensation Plan), (ii) Common Stock, and (iii) the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Deferred compensation agreements are prospective only and irrevocable with respect to amounts deferred pursuant thereto, except that a participant may at any time, and from time to time, (i) change the beneficiary designated therein, (ii) prospectively change the investment selection applicable to his deferral account, and/or (iii) file a deferred compensation agreement which supersedes a prior deferred compensation agreement as to amount deferred on or after the January 1st which coincides with or next follows execution of the superseding agreement. In addition, participants may cease future accruals at any time. The Bank will pay all benefits under the Deferred Compensation Program from its general assets.

     For financial reporting purposes, the fees and compensation which are deferred will be expensed as though paid in cash when earned. For tax purposes, participants who entered into deferred compensation agreements will defer ordinary income taxation on amounts otherwise payable in cash. Tax recognition will occur as deferred amounts, and any earnings attributable thereto, are paid from the trust to participants, and the Bank will then be entitled to a corresponding deduction.

________________________________________________________________
             TRANSACTIONS WITH MANAGEMENT
________________________________________________________________

     Mr. Swinford, an attorney in Cynthiana, Kentucky, serves as local counsel for the Bank. Swinford & Sims, P.S.C., a firm in which Mr. Swinford is a partner performs title and document work in connection with mortgage loans. In fiscal year 1999, fees for such services totaled $9,880.77. Mr. Swinford is paid a monthly retainer fee of $300.00.

     The Bank offers loans to its directors, officers, and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans above the greater of $25,000 or 5% of the Bank's capital and surplus (i.e., up to $500,000) to such persons must be approved in advance by a disinterested majority of the Board of Directors. At June 30, 1999, the Bank's loans to directors and executive officers totaled $170,000 , or 1.4% of the Bank's stockholders equity at that date.

________________________________________________________________
        RELATIONSHIP WITH INDEPENDENT AUDITORS
________________________________________________________________

     Grant Thornton LLP was the Company's independent certified public accountants for the 1999 fiscal year. The Board of Directors presently intends to renew the Company's arrangement with Grant Thornton LLP to be its independent certified public accountant for the fiscal year ending June 30, 2000. A representative of Grant Thornton LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

________________________________________________________________
    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company's review of such reports which the Company received during the last fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, the Company believes that, during the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements with the exception that Director Swinford failed to timely file a Form 4 with respect to the exercise of 3,470 stock options on December 10, 1998.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     In order to be eligible to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 306 N. Main Street, Cynthiana, Kentucky 41031-1210, no later than May 30, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     In order for a stockholder of the Company to make any director nominations and/or proposals other than pursuant to the Exchange Act, he or she must give notice thereof in writing to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice must be delivered or mailed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Kevin R. Tolle

                             KEVIN R. TOLLE
                             SECRETARY
Cynthiana, Kentucky
September 22, 1999

________________________________________________________________
                      FORM 10-KSB
________________________________________________________________

    A COPY OF THE COMPANY'S FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, KENTUCKY FIRST BANCORP, INC., P.O. BOX 368, CYNTHIANA, KENTUCKY 41031-1210.
________________________________________________________________

                    REVOCABLE PROXY
             KENTUCKY FIRST BANCORP, INC.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

            ANNUAL MEETING OF STOCKHOLDERS
                   OCTOBER 27, 1999


   The undersigned hereby appoints Wilbur H. Wilson, Milton G. Rees and Diane E. Ritchie, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Kentucky First Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of First Federal Savings Bank, 306 North Main Street, Cynthiana, Kentucky, on Wednesday, October 27, 1999 at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:

                                                                    FOR ALL
                                            FOR        WITHHELD     EXCEPT
                                            ---        --------     -------
I. The election as directors of all
   nominees listed below (except as
   marked to the contrary below).           [  ]         [  ]         [  ]

   William D. Morris
   Russell M. Brooks

   INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE
   FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL
   EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
   THE SPACE PROVIDED BELOW.

   _____________________

       The Board of Directors recommends a vote "FOR" the above-listed nominees.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



Please be sure to sign and date      Date: ________________
this proxy in the box below

___________________________________________________________
--Stockholder sign above------Co-holder (if any) sign above

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


       Detach above card, sign, date and mail in postage paid envelope provided.

                  KENTUCKY FIRST BANCORP, INC.
                      CYNTHIANA, KENTUCKY
________________________________________________________________
     Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a proxy statement dated September 22, 1999 and an annual report.
     Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                     PLEASE ACT PROMPTLY
              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
________________________________________________________________